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                                                                    EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Medical Resources Inc. (The Company) on Form S-3 of our report dated August 6, 1997, on our audit of the financial statements of Accessible MRI of Montgomery County, Inc. as of September 30, 1996 and for the year ended September 30, 1996, which report is included in the Company's Current Report on Form 8-K/A. We also consent to the reference to our firm under the caption "Experts".



/s/ ELLIN & TUCKER, CHARTERED
ELLIN & TUCKER, CHARTERED
Certified Public Accountants

Baltimore, Maryland
December 12, 1997